Exhibit 99.1

Target Hospitality Announces 5-year Contract Award Reactivating South Texas Assets

THE WOODLANDS, Texas, March 6, 2025 (PRNewswire) - Target Hospitality Corp. ("Target Hospitality", "Target" or the "Company") (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced it has entered into a five-year lease and services agreement with CoreCivic, Inc. (“CoreCivic”) to resume operations utilizing the Company’s existing assets located in Dilley, Texas (“Dilley Contract”).

These assets operated from September 2014 to August 2024 as the South Texas Family Residential Center (“Dilley Facility”), where Target provided facility and hospitality solutions to CoreCivic through a lease and services agreement. Upon reactivation the Dilley Facility will retain a similar facility size and operational scope as the prior operations.

The Dilley Facility will be capable of supporting up to 2,400 individuals and provide an open and safe environment to appropriately care for the community population. The consistency of the community layout will require no capital investment, allowing for a seamless community reactivation.

Target will provide facility and hospitality solutions to CoreCivic under the Dilley Contract, which has a similar economic structure to the Company’s previous agreement with CoreCivic, including fixed minimum revenue regardless of occupancy. The Dilley Contract is expected to provide over $246 million of revenue over its anticipated five-year term, to March 2030. Target anticipates approximately $30 million of revenue will be realized in 2025.

The seamless reactivation of this community illustrates the benefits of Target’s flexible operating model and unique capabilities. These elements consistently support the Company’s ability to appropriately respond to customer demand, while providing unmatched customized solutions. Target believes these distinct core competencies form a strong foundation as the Company continues evaluating additional growth opportunities supporting the U.S government’s immigration policies, as well as a strong pipeline of other diversifying growth initiatives.

“We are excited to continue our partnership with CoreCivic, leveraging the unique strengths of both organizations to support the U.S. government’s policy initiatives. The reactivation of this community illustrates the strategic importance of these assets and Target’s proven ability in providing these critical services and hospitality solutions. We are well positioned, and encouraged, as we continue pursuing other potential opportunities supporting the U.S. government,” stated Brad Archer, President and Chief Executive Officer.

The Dilley Contract is supported by an amended intergovernmental services agreement (“IGSA”) between the city of Dilley, Texas and U.S. Immigration and Customs Enforcement (“ICE”). As is customary for U.S. government contract and subcontracts, the IGSA and the Dilley Contract are subject to annual U.S. government appropriations and can be canceled for convenience with 60-day’s prior notice.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business disruptions, including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements that could lead to cancelation of contracts for convenience in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Trump administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk, liquidity and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems; our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding debt obligations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Mark Schuck
(832) 702 – 8009
ir@targethospitality.com